EXHIBIT 99(A)(35)

                        [PINAULT-PRINTEMPS-REDOUTE LOGO]


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                                  PRESS RELEASE
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                                                           Paris, April 30, 2004

                      PPR MAKES CLARIFICATION IN CONNECTION
                          WITH ITALIAN SUSPENSION ORDER


Pinault-Printemps-Redoute S.A. (Euronext Paris: PRTP:PA), after a request from the Italian securities regulator CONSOB in connection with the PPR press release issued on 29 April 2004, makes the following clarification, specifying that the offer document pursuant to which PPR was offering to acquire all of the outstanding shares of Gucci Group NV (Euronext Amsterdam: GCCI.AS) contained the following warning:

         "The distribution of the Offer to Purchase and any separate documentation relating to the Offer and the making of the Offer may, in some jurisdictions, be restricted or prohibited by applicable law. The Offer is not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the Offer or the acceptance of the Offer would not be in compliance with the laws of that jurisdiction. Persons who come into possession of the Offer to Purchase or other documentation relating to the Offer should inform themselves of and observe all of these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. None of PPR, Gucci or any of their respective officers, directors, employees, advisors, affiliates or agents assume any responsibility for any violation by any person of any of these restrictions. Any holder of [Gucci] Shares who is in any doubt as to his or her position should consult an appropriate professional adviser without delay."

The purpose of this language in the offer document was to exclude all jurisdictions where the making of the offer was not proper, including Italy. This issue was clarified with CONSOB following the receipt of CONSOB's suspension order regarding Italy on 29 April 2004. Since the offer was never intended to be directed at Italian residents, no tenders made by Gucci shareholders resident in Italy will be processed, validated or settled.


INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE TENDER OFFER STATEMENT (AS UPDATED AND AMENDED) AND RECOMMENDATION/SOLICITATION STATEMENT (AS UPDATED AND AMENDED) REGARDING THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION. THESE STATEMENTS HAVE BEEN FILED BY PPR AND GUCCI GROUP WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE STATEMENTS AND OTHER FILED DOCUMENTATION AT WWW.SEC.GOV. THESE STATEMENTS AND OTHER FILED DOCUMENTATION MAY BE OBTAINED FOR FREE BY DIRECTING SUCH REQUESTS TO PPR'S INVESTOR RELATIONS DEPARTMENT AT +33 1 45 64 63 25, GUCCI GROUP'S INVESTOR

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RELATIONS  DEPARTMENT  AT  +39  055  75 92 24  56,  OR ABN  AMRO  VIA  EMAIL  AT
PROSPECTUS@NL.ABNAMRO.COM. THE UPDATED OFFER TO PURCHASE, AS AMENDED (BUT NOT THE RELATED TRANSMITTAL DOCUMENTS) MAY ALSO BE DOWNLOADED FROM PPR'S WEBSITE AT WWW.PPRFINANCE.COM.

THE DISTRIBUTION OF THE OFFER DOCUMENTS AND ANY SEPARATE DOCUMENTATION RELATING TO THE TENDER OFFER AND THE MAKING OF THE TENDER OFFER MAY, IN SOME JURISDICTIONS, BE RESTRICTED OR PROHIBITED BY APPLICABLE LAW. SUCH TENDER OFFER IS NOT BEING MADE, DIRECTLY OR INDIRECTLY, IN OR INTO, AND MAY NOT BE ACCEPTED FROM WITHIN, ANY JURISDICTION IN WHICH THE MAKING OF THE TENDER OFFER OR THE ACCEPTANCE OF THE TENDER OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION. PERSONS WHO COME INTO POSSESSION OF ANY OF THE OFFER DOCUMENTS SHOULD INFORM THEMSELVES OF AND OBSERVE ALL OF THESE RESTRICTIONS. ANY FAILURE TO COMPLY WITH THESE RESTRICTIONS MAY CONSTITUTE A VIOLATION OF THE SECURITIES LAWS OF THAT JURISDICTION. NONE OF PPR, GUCCI OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ADVISORS, AFFILIATES OR AGENTS ASSUME ANY RESPONSIBILITY FOR ANY VIOLATION BY ANY PERSON OF ANY OF THESE RESTRICTIONS. ANY HOLDER OF GUCCI SHARES WHO IS IN ANY DOUBT AS TO HIS OR HER POSITION SHOULD CONSULT AN APPROPRIATE PROFESSIONAL ADVISER WITHOUT DELAY.


PPR CONTACTS
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PRESS:                        Thomas Kamm                    +33 1 45 64 63 46
                              Catherine Malek                +33 1 45 64 61 20
ANALYSTS/INVESTORS:           David Newhouse                 +33 1 45 64 63 23
                              Alexandre de Brettes           +33 1 45 64 61 49
PRESS SITE:                   www.pprlive.com
ANALYSTS/INVESTORS SITE:      www.pprfinance.com



















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